Exhibit 99.1

Modivcare Provides Financial Update

September 16, 2024

Denver, CO – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company providing a platform of integrated supportive care solutions focused on improving health outcomes, today addressed its recent filings with the U.S. Securities and Exchange Commission (“SEC”) and announced adjusted guidance.

On September 12, 2024, the Company filed a Form S-3 shelf registration statement with the SEC, as well as a Form 8-K, providing additional information. Once declared effective by the SEC, the Form S-3 will provide the Company with flexibility to raise capital as needed over the next three years.

The Company does not plan to issue equity at this time. The Company is focused on seeking near-term covenant relief under its revolving credit facility to address potential delays in contract receivable collections. Advanced discussions with the Company’s bank group have been collaborative and supportive.

Contract Receivables

●	Modivcare remains confident in collecting outstanding receivables from its managed care organizations (“MCOs”) and state payor customers.

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As previously disclosed, the Company has experienced delays in the timely collection of approximately $60 million of its outstanding $159.3 million in NEMT segment current contract receivables, primarily from MCO customers, as of June 30, 2024.

●	This situation is primarily driven by the impacts of Medicaid redeterminations and the resulting increase in utilization under its shared-risk contracts.

●	The Company expects to enter 2025 with aligned prepayment rates and does not anticipate the situation to persist as utilization patterns continue to stabilize.

Adjusted Guidance

The Company revised its 2024 Adjusted EBITDA guidance range from $185–$195 million to $170–$180 million, primarily due to NEMT segment pricing accommodations made to strategically retain and expand key customer relationships.

Additionally, the Company provided guidance for Adjusted EBITDA growth in excess of 10% in 2025, based on the updated 2024 guidance.

Investor Relations Contact
Kevin Ellich
Head of Investor Relations
Kevin.Ellich@modivcare.com

Exhibit 99.1

Forward-Looking Statements:

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “seek,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; inability to control reimbursement rates received for services; changes in the funding, financial viability or relationships with payors; delays in collection, or non-collection, of accounts receivable; inability to attract and retain qualified employees; contracts not surviving until the end of their stated terms, or not being renewed or extended; failure to compete effectively in the marketplace; not being awarded contracts through the government’s requests for proposals process, or awarded contracts not being profitable; any failure to satisfy contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing contracts; not successfully executing on strategies in the face of competition; any inability to maintain relationships with existing patient referral sources; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; loss of existing favorable managed care contracts; changes in budgetary priorities of the government entities or private insurance programs that fund services; existing or future debt agreements containing restrictions, financial covenants and cross-default provisions that limit the Company’s flexibility in operating our business; substantial indebtedness and ability to generate or distribute sufficient cash to service indebtedness; any default under or the expiration of the Company’s existing credit agreement or any loss of available financing alternatives; ability to incur substantial additional indebtedness or to issue additional debt or equity and any stock price volatility.

The Company has provided additional information about the foregoing and other risks facing its business in its annual report on Form 10-K and subsequent periodic and current reports filed with the SEC that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the Company’s filings with the SEC, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of EBITDA and Adjusted EBITDA, which is a non-GAAP financial measures considered by management to be performance measures. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; (5) impairment of goodwill; and (6) equity in net (income) loss of investee, net of tax.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measure (Adjusted EBITDA) to its most directly comparable GAAP financial measure (net income (loss)) on a forward-looking basis because it is unable to predict items contained in the GAAP financial measure without unreasonable efforts. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. The Company’s value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). The company also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S. To learn more about Modivcare, please visit www.modivcare.com.